UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2024, the Board of Directors (the “Board”) of Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), appointed of Natalya Leahy to serve as Chief Executive Officer, effective January 1, 2025, and Frederick (Rick) Goldberg as Chief Financial Officer, effective December 31, 2024. Ms. Leahy will report to the Board and succeeds Lindblad Expeditions’ Founder and CEO, Sven-Olof Lindblad, who will serve as Founder and Co-Chair of the Board, alongside Mark Ein, who will continue to serve as Co-Chair and Lead Independent Director of the Board. Mr. Goldberg succeeds L. Dyson Dryden, who has served as interim Chief Financial Officer since June 2024. Mr. Dryden will retain his long-standing position as a Board Director.

Ms. Leahy most recently served as President of Seabourn, where she was responsible for all aspects of the luxury cruise line’s business and operations, leading a global team of more than 4,000 shoreside and seagoing employees. Prior to taking on the role of President, Ms. Leahy served as Chief Operations Officer and Chief Financial Officer for Holland America Group, respectively. Before joining Holland America Group, Ms. Leahy spent 10 years in multiple leadership roles at Procter & Gamble, as well as positions in Finance and Operations at the United Nations, Coca Cola, and Le Meriden Uzbekistan.

Mr. Goldberg previously served as Chief Financial Officer of Founders Table Restaurant Group, where he led all aspects of the high-growth, fast-casual restaurant company’s finance, real estate and development, franchising, and customer insights, since 2021. Mr. Goldberg has also served as Chief Financial Officer of Jackson Hewitt, one of the largest providers of assisted tax preparation services in the United States, and co-founded and served as the COO of City Wine Tours from 2011 to 2017. Mr. Goldberg has a BA from Harvard College and an MBA from Harvard Business School.

Item 7.01              Regulation FD Disclosure.

The Company’s press release announcing Ms. Leahy and Mr. Goldberg’s appointment described in Item 5.02 above is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement by and between Lindblad Expeditions Holdings, Inc. and Natalya Leahy, dated November 21, 2024.
Exhibit 10.2	Employment Agreement by and between Lindblad Expeditions Holdings, Inc. and Rick Goldberg, dated December 1, 2024.
Exhibit 99.1	Press Release of Lindblad Expeditions Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

December 10, 2024	By:	/s/ L. Dyson Dryden
L. Dyson Dryden Interim Chief Financial Officer